FORM  OF  VENDOR  AGREEMENT

                            VENDOR  AGREEMENT

THIS VENDOR AGREEMENT (hereinafter "Agreement") is made and entered into between Go On-line.com, its assigns, and successors (hereinafter "Go On-line") and _________, its assigns, and successors (hereinafter "Vendor"), on this ___th day of ________. Each of Go On-line and Vendor shall be referred to as a "Party" and collectively as the "Parties."

                                    RECITALS

WHEREAS, Go On-line is in the business of marketing and selling, via the Internet, goods and products directly to consumers;

WHEREAS, Vendor maintains an inventory of goods and products and has the ability to ship said goods and products directly to consumers;

WHEREAS, the Parties desire to enter into an agreement whereby Vendor will allow and assist Go On-line in selling its goods and products on Go On-line's web site, and Vendor will drop ship the goods and products directly to the purchaser, in accordance with the terms and conditions hereof.

NOW,  THEREFORE,  the  Parties  hereto  agree  as  follows:

1. Appointment of Go On-line. Effective upon execution of this Agreement, Vendor grants to Go On-line the non-exclusive right to market and sell all goods and products to which the Parties mutually and from time to time agree (the "Products") may be sold through Go On-line's Internet web site or through any other means in which Go On-line may obtain orders for said Products. Go On-line will have the unrestricted right to market the Products in any method or manner, at its sole discretion. The Parties agree that on a periodic basis they will review and update the available Products subject to this Agreement.

2. Notifications. Immediately upon the receipt of an order for any particular product, Go On-line will notify Vendor via email, or any other agreed upon method of notification, of said sale (the "Sale Notification"). Within forty eight (48) hours of receipt of the Sale Notification, Vendor will either
(i) ship the specified Product directly to the purchaser in accordance with instructions received from Go On-line, and notify Go On-line via email or any other agreed upon method of notification of the exact date of said shipment (the "Shipment Notification"), or (ii) notify Go On-line of the status of shipment of the specified Product, including the date when it is anticipated that the specified Product will be shipped to the purchaser, and subsequently provide Go On-line with Shipment Notification within twenty four (24) hours of shipment.

3. Shipping. Go On-line will be responsible for all shipping charges arising out of this Agreement due to product sales on their web site, and may charge the purchaser for shipping charges, including a reasonable mark up. Vendor will have available at least two (2) shipping options, namely Ground Shipping and Express Overnight. Shipping products to Go On-Line.com for video production will be covered by Vendor. This includes shipping the product to Go On-Line.com and to return the product to Vendor' site.

4. Product Profit Margin and Pricing. The Parties shall periodically review and mutually agree upon the profit margin for each Product.

5. Payment. Go On-line will be responsible for processing the customer's payment and will collect the purchase price from the purchaser upon receipt of the Shipment Notification. Vendor will send Go On-Line.com an invoice detailing products shipped and shipping expenses incurred. Go On-line will forward payment to Vendor within ten (10) business days of receipt of the invoice, minus any credited returns as set forth in Section 6 hereof. Vendor will send an invoice every ten (10) business days. Go On-line will be responsible for applying and collecting any applicable sales tax

6. Returns. Go On-line will communicate with the purchaser regarding complaints and returns, and will receive any and all returns from the purchaser. Although subject to change by Go On-line, it is anticipated that their return policy will allow purchasers up to thirty (30) days to return Product. Products deemed to be defective by Go On-line will be returned to Vendor, and a credit for the net cost of the Product will be applied to the next payment due to Vendor in accordance with Section 5 hereof. Only Products that are in re-sellable condition (i.e. the box is intact and the product not used) shall be returned to Vendor. Any Products returned to Go On-line that is not in a re-sellable condition shall not be eligible for a return credit and shall be the property of Go On-line.

7. Nonsolicitation. Each of the Parties hereto, their officers, directors, and employees, acknowledge that each Parties relationships with its employees, customers, clients, suppliers, sponsors and other persons are valuable business assets. The Parties hereto agree that they shall not, and their officers, directors, agents, and employees shall not, directly or indirectly, attempt to solicit or otherwise communicate with the other Party's suppliers, customers, clients, sponsors, or employees without the written consent of the affected Party.

8. Trademarks. This Agreement shall not entitle either Party to the use of the other Party's trademarks and other intellectual property without the written consent of the affected Party.

9. Press Releases and Other Marketing Materials. Either Party to this agreement must obtain approval for any and all press releases, advertisements, or any other marketing materials related to the Products, this Agreement, or the transactions contemplated herein, prior to dissemination.

10. Relationship of Parties. Vendor's relationship to Go On-line hereunder shall be that of an independent vendor. Neither party shall be deemed to be the agent of the other, and neither shall have the authority to act on behalf of the other party except in the matter and extent agreed to in writing. Nothing contained in this Agreement shall be construed to imply that Vendor or Go On-line, or any employee, agent or other authorized representative of any such party, is a partner, joint venturer, agent officer or employee of the other. Neither party hereto shall have any authority to bind the other in any respect vis a vis any third party, it being intended that each shall remain an independent contractor and responsible only for its own actions. Vendor and Go On-line are independent contractors, each responsible for its own actions, costs and expenses. Neither Vendor nor Go On-line shall have any right to, and shall not, commit the other party to any agreement, contract, or undertaking or waive or compromise any of such other party's rights against customers or other parties.

11. Taxes. Go On-line is not responsible for any taxes, unemployment insurance, insurance, Social Security, or any local, state, or federal fees and/or taxes incurred by Vendor, its agents or employees. Vendor is responsible for all state, local, and federal taxes and fees on all monies paid to Vendor by Go On-line. Conversely, Go On-line shall be responsible for all applicable state, federal, and local taxes and fees on all monies paid to Go On-line by its purchasers.

12. Confidential Information. The Parties hereby acknowledges and agrees that all information disclosed by either Party, whether written or oral, relating to their business activities, customer names, addresses, all operating plans, information relating to existing services, new or envisioned products or services and the development thereof, scientific, engineering, or technical information, marketing or product promotional material, including brochures, product literature, plan sheets, and any and all reports generated to customers, unpublished list of names, and all information relating to order processing, pricing, cost and quotations, and any and all information relating to either Party's relationship with customers, is considered confidential information, and is proprietary to, and is considered the invaluable trade secret of the holding party (collectively "Confidential Information"). Any disclosure of any Confidential Information by either Party, its employees, agents or representatives shall cause immediate, substantial, and irreparable harm and loss to the affected Party, and their competitive position in the marketplace. Each Party desires to keep such Confidential Information in the strictest confidence, and each Party's agreement to do so is a continuing condition of the receipt and possession of Confidential Information, and a material provision of this Agreement, and a condition that shall survive the termination of this Agreement. Consequently, each Party shall use Confidential Information for the sole purpose of performing its obligations as provided herein. Accordingly, each party agrees:

A. not to disclose Confidential Information to future or existing competitors;

B. to limit dissemination of Confidential Information to only those employees who have a need to know such Confidential Information in order perform their duties as set forth herein;

C. to return Confidential Information, including all copies and records thereof, to the respective Party upon request or termination of the Agreement as provided herein, whichever occurs first.

13. Term and Termination. This Agreement shall be for an initial term of 12 months. Either Party may terminate this Agreement at any time upon thirty
(30) days written notice given by the terminating party. Notwithstanding the above, if either Party defaults in the performance of any material obligation in this Agreement, then the non-defaulting party may give written notice to the defaulting party, and if such default is not cured within ten (10) days following such notice, the non-defaulting party shall be entitled to terminate this Agreement. All previous obligations must be honored, including payments and credits due to either party.

14. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

15. Notices. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, car by telex, facsimile transmission, telegram or similar means of communication. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. Notices shall be sent to the addresses set forth below:

     If  to  Go  On-line:

     Go  On-line.com
     25  Main  Street,  Suite  #201
     Chico,  CA  95928
     Attn:  Scott  Claverie
     Facsimile  (530)  896-8284

     If  to  Vendor:



16. Choice of Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

17. Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

18. Venue. The parties hereto hereby consent to the venue and jurisdiction of the Superior Court of the State of California, Orange County, Central District and waive all defenses of improper venue or jurisdiction.

19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

20. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by all of the parties hereto.

21. Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

22. Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

23. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

24. Presumption. This Agreement or any Section thereof shall not be construed against any party due to the fact that said Agreement or any Section thereof was drafted by said party.

25. Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purpose of the Agreement.

26. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

27. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

28. Severability. Should any provision or any part of this agreement be held unenforceable by any court or arbitrator, then the remainder of the agreement shall be given full force and effect and the invalid provision shall be deemed severed from this agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Go  On-line.com                            Vendor


By:  Scott  Claverie                       By:

Its:     President                         Its:     Owner